Exhibit 23.3

Consent of
Brown Armstrong
Accountancy Corporation

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-163442) on Form S-3 of Tri-Valley Corporation (the “Company”) of the reference to Brown Armstrong Accountancy Corporation, and the inclusion of our report dated March 26, 2010 in the Annual Report on Form 10-K for the year ended December 31, 2009, of the Company, filed with the Securities and Exchange Commission.

We also consent to the reference to our firm under the captions "Experts" in the Prospectus, which is part of the Registration Statement.

Brown Armstrong
Accountancy Corporation

Bakersfield, California
March 26, 2010